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                                                                   EXHIBIT 10(v)


                                GARAN, INCORPORATED
                                  350 Fifth Avenue
                              New York, New York 10118


                                                                November 9, 1998


Mr. Rodney Faver
Route l, Box 260
Starkville, Mississippi 39759

Dear Rodney:

     We are writing to amend, as of October 1, 1998, the agreement between you and Garan, Incorporated ("Garan") originally entered into on October 1, 1988, and subsequently amended and restated as of October 1, 1992, and as of October 1, 1996 (the agreement, as amended and restated, "Employment Agreement"), with respect to your continuing employment by Garan. We have agreed that:

          A. Section 1.3, Period of Employment, shall be amended to read as follows:

               "Your employment under this Employment Agreement shall be for a term ending September 30, 2000."

          B. Section 3.2, Termination by Garan Other than for Cause, shall be amended (i) by changing the date in the first paragraph from "October 1, 1998 to "October 1, 2000 ", and (ii) by changing the date in Paragraph 3.2.b from "September 30, 2000 " to September 30, 2002."


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          C.   In all other respects, the Employment Agreement shall be
unchanged.

     If the foregoing correctly sets forth our agreement, please sign and return the enclosed copy of this letter.

                                        Sincerely,

                                        GARAN, INCORPORATED


                                        By: /s/ Seymour Lichtenstein
                                            ------------------------------------
                                            Seymour Lichtenstein, Chairman


AGREED AND ACCEPTED:

/s/ Rodney Faver
---------------------
    Rodney Faver